UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

As of January 30, 2023, Allegiant Travel Company (the “Company’) and Scott Sheldon entered into a separation agreement under which Mr. Sheldon resigned as president and chief operating officer. Under the terms of the separation agreement, Mr. Sheldon is entitled to a $980,000 lump sum severance payment, immediate vesting of 19,542 shares of restricted stock previously granted to him and a grant of an additional 38,082 shares of stock. The separation agreement provides for the termination of Mr. Sheldon’s employment agreement and the cancellation of all other shares of stock that would have been granted to him under that agreement. Under the separation agreement, Mr. Sheldon will be subject to a nonsolicitation agreement for one year and a confidentiality agreement for five years.

Item 1.02    Termination of a Material Definitive Agreement.

On January 30, 2023, the Company and Scott Sheldon agreed to the termination of his Employment Agreement dated as of August 1, 2022. See Item 1.01 above.

Section 5    Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.

On January 27, 2023, Scott Sheldon resigned as president and chief operating officer of the Company effective as of April 1, 2023.

The Company announced that Keny Wilper has been designated to serve as interim Chief Operating Officer. Keny Wilper, age 45, has served as our senior vice president – stations and OCC (operations control center) since August 2022, having previously served as our vice president, stations, since 2015. From 2002 until 2015, Mr. Wilper was employed by us in various capacities with ever increasing responsibilities.

In addition, on January 30, 2023, the Company announced the designation of Robert J. Neal as Senior Vice President and Chief Financial Officer. Mr. Neal, age 39, has served as our senior vice president, corporate finance since February 2021 and served as our vice president, fleet planning and corporate finance from 2016 until February 2021. Mr. Neal has been employed by us in various capacities with increasing responsibilities since 2007.

Gregory Anderson, who currently serves as our President and Chief Financial Officer will continue to serve as the sole President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2023	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	President